Exhibit 99.5

 CONSENT OF STEPHENS INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Origin Bancorp, Inc. (the “Company”) as an Appendix to the Joint Proxy Statement/Prospectus relating to the proposed merger of BT Holdings, Inc. with and into the Company contained in the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus and the Registration Statement. In giving such consent, we do not admit, and we disclaim, that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), and we do not admit that we are experts with respect to any part of such Joint Proxy Statement/Prospectus and the Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

STEPHENS INC.

By:	/s/ Stephens Inc.

April 11, 2022

Stephens Inc.	111 Center Street	501-377-2000	www.stephens.com
	Little Rock, AR 72201	800-643-9691